EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-160942 of A.M. Castle & Co. on Form S-8 of our report dated June 23, 2017, appearing in this annual report on Form 11-K of A.M. Castle & Co. 401(k) Savings and Retirement Plan for the year ended December 31, 2016.

/s/ Baker Tilly Virchow Krause, LLP

Chicago, Illinois
June 23, 2017

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